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                                                                     EXHIBIT 5.1



                                                                    May 13, 1997



The Dress Barn, Inc.


30 Dunnigan Drive


Suffern, New York 10901



Ladies and Gentlemen



     You have requested our opinion in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), 2,300,000 shares of your common stock, par value $.05 (the "Shares"), to be sold by the Jaffe Family, L.P. and The Jaffe Family Foundation (the "Selling Shareholders").



     On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares will be, when sold by the Selling Shareholders, legally issued, fully paid and non-assessable.



     Klaus Eppler, a partner in our firm, is a director of The Dress Barn, Inc.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                          Very truly yours,



                                          PROSKAUER ROSE GOETZ & MENDELSOHN LLP



                                          By:       /s/ RICHARD H. ROWE

                                            ------------------------------------

                                            A Partner